SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2004

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 3, 2004, InfoSpace, Inc. completed the acquisition of Switchboard Incorporated, a provider of local online advertising solutions and internet-based yellow pages. In accordance with the terms of the Agreement and Plan of Merger among InfoSpace, Inc., Big Book Acquisition Corp. and Switchboard Incorporated dated as of March 25, 2004, Big Book Acquisition Corp. merged with and into Switchboard, and Switchboard, as the surviving corporation, became a wholly owned subsidiary of InfoSpace. In consideration for their shares of Switchboard stock, Switchboard shareholders will receive an aggregate of approximately $160 million in cash. As of March 31, 2004, Switchboard had approximately $56.4 million in cash and marketable securities and no debt. The merger consideration was determined by arms’-length negotiation between the parties, and InfoSpace funded the acquisition from cash on hand.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(b)	PRO FORMA FINANCIAL INFORMATION.

Required pro forma financial information will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than August 17, 2004.

(c)	EXHIBITS.

2.1	Agreement and Plan of Merger among InfoSpace, Inc., Big Book Acquisition Corp. and Switchboard Incorporated dated as of March 25, 2004.

99.1	Press Release, dated June 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2004

INFOSPACE, INC.

By:	/s/ John M. Hall
John M. Hall
Senior Vice President and General Counsel